UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE REAL BROKERAGE INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	7370	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

133 Richmond Street West, Suite 302,
Toronto, Ontario M5H 2L3
(646) 469-7107
(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

telephone 1-800-221-0102

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copy to:

Tamir Poleg The Real Brokerage Inc. 550 Burrard Street, Suite 2300, Bentall 5 Vancouver, British Columbia Canada V6C 2B5 (646) 469-7107	Daniel D. Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, Ontario Canada M5V 0R2 (416) 477-6031

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until this Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the "U.S. Securities Act"), or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a preliminary base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and the territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the corporate secretary of the company at 133 Richmond Street West, Suite 302, Toronto, Ontario, M5H 2L3, telephone 646-469-7107, and are also available electronically at www.sedar.com or at www.sec.gov/edgar.shtml. The filings through SEDAR and EDGAR are not incorporated by reference unless specifically set out herein.

New Issue and Secondary Offering	April 26, 2022

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

THE REAL BROKERAGE INC.

US$200,000,000
Common Shares

Warrants

Units

Debt Securities

Subscription Receipts

This short form base shelf prospectus (“Prospectus”) relates to the offering for sale from time to time (each, an “Offering”) by The Real Brokerage Inc. (the “Company” or “Real”) and/or certain securityholders of the Company (the “Selling Securityholders”) from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains valid, of up to US$200,000,000 in the aggregate of: (i) common shares in the authorized share structure of the Company (“Common Shares”); (ii) warrants (“Warrants”) to purchase other Securities (as defined below) of the Company; (iii) units (“Units”) comprising of one or more of the other Securities, (iv) senior and subordinated unsecured debt securities (collectively, “Debt Securities”), including debt securities convertible or exchangeable into other securities of the Company, and (v) subscription receipts (“Subscription Receipts” and together with the Common Shares, Warrants, Units and Debt Securities, collectively referred to herein as the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement (“Prospectus Supplement”).

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Real is permitted under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of British Columbia, Canada, that some of its officers and directors are residents of a foreign country, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement, if any, with respect to a particular offering of Securities.

The specific terms of any Securities offered will be described in a Prospectus Supplement, including: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; (iv) in the case of the Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinate, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. One or more Selling Securityholders may also offer and sell Securities under this Prospectus. See "Plan Of Distribution - Secondary Offering”.

The Securities may be sold through underwriters or dealers, directly by us, and/or by Selling Securityholders in the case of Common Shares, pursuant to applicable statutory exemptions, or through designated agents from time to time. See “Plan Of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to us and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. This Prospectus may qualify an "at-the-market distribution", as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be "at-the-market distributions", including sales made directly on the TSX Venture Exchange (the "TSXV"), the Nasdaq Capital Market (the "Nasdaq") or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan Of Distribution".

This Prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as the Secured Overnight Financing Rate ("SOFR"), Euro Inter-Bank Offered Rate ("EURIBOR") or a United States federal funds rate.

No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the "at-the-market distribution", including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

In connection with any offering of the Securities, subject to applicable laws and other than an "at-the-market distribution", the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan Of Distribution".

The Common Shares are listed on the TSXV and Nasdaq under the trading symbol “REAX”. On April 25, 2022, the last trading day prior to the filing of this Prospectus, the closing prices of the Common Shares on the TSX was $2.50 and on the Nasdaq was US$1.96.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants, Units and Debt Securities may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See "Risk Factors".

Prospective investors should be aware that the purchase of Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax advisor.

An investment in the Securities is subject to a number of risks, including those risks described in this Prospectus and documents incorporated by reference into this Prospectus. See "Risk Factors" in this Prospectus and in the Company's Annual Information Form and "Risks and Uncertainties" in the Company's Annual MD&A incorporated by reference herein.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Tamir Poleg (Director and Officer), Guy Gamzu (Director), Larry Klane (Director), Atul Malhotra Jr. (Director). Vikki Bartholomae (Director) and Michelle Ressler (Officer), each of whom resides outside of Canada, have appointed Gowling WLG (Canada) LLP, 1 First Canadian Place, 100 King Street West, Suite 1600, Toronto, Ontario M5X 1G5, as their agent for service of process in Canada. Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process, see "Risk Factors".

In this Prospectus, references to the "Company", "Real", "we", "us" and "our" refer to The Real Brokerage Inc. and/or, as applicable, one or more of its subsidiaries. The Company's head office is located at 133 Richmond Street West, Suite 302, Toronto, Ontario, M5H 2L3, Canada and its registered office is located at 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, British Columbia, V6C 2B5, Canada.

GENERAL MATTERS

Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. Information contained on the Company's website shall not be deemed to be a part of this Prospectus or incorporated by reference herein or in any applicable Prospectus Supplement and may not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities qualified for distribution under this Prospectus. The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus or the date of the relevant document incorporated by reference. The Company's business, operating results, financial condition and prospects may have changed since that date.

In this Prospectus, unless stated otherwise or the context requires otherwise, all dollar amounts are expressed in Canadian dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain certain "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995 and which are based upon the Company's current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as "expect", "believe", "likely", "may", "will", "should", "intend", "anticipate", "potential", "proposed", "estimate", "project", "continue", "plan", "aim" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. The Company has based these forward-looking statements on current expectations and projections about future events and financial trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs, as the case may be.

Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

  the performance of the Company's business and operations;
  the intention to grow the business, operations and potential activities of the Company;
  the competitive and business strategies of the Company;
  the real estate industry;
  the Company's anticipated operating cash requirements and future financing needs;
  the anticipated future gross revenues and profit margins of the Company's operations;
  the Company's expectations regarding its revenue, expenses and operations;
  the applicable laws, regulations and any amendments thereof;
  expectations with respect to the advancement and adoption of new products and services;
  the acceptance by customers and the marketplace of new products and solutions;
  the ability to attract new customers and develop and maintain existing customers;
  the ability to protect, maintain and enforce the Company's intellectual property rights;
  the ability to successfully leverage current and future strategic partnerships and alliances;
  the ability to attract and retain personnel;
  the anticipated labour costs;

  the Company's competitive condition and expectations regarding competition, including pricing and demand expectations and the regulatory environment in which the Company operates;
  the real estate market;
  the anticipated trends and challenges in the Company's business and the markets and jurisdictions in which the Company operates;
  the impact of COVID-19 on the Company's business;
  the completion of an Offering and the receipt of all regulatory and stock exchange approvals in connection therewith;
  the use of the net proceeds of an Offering;
  the filing of documents with the SEC or securities regulatory authorities in Canada; and
  the Company's business objectives and milestones and the anticipated timing of execution.

Forward-looking statements reflect the Company's current expectations and assumptions, and are subject to a number of known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Should one or more of these risks and uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. In making the forward-looking statements included in this Prospectus, and the documents incorporated by reference herein, the Company has made various material assumptions, including, but not limited to:

  general business and economic conditions;
  current and future share prices;
  the real estate industry;
  the future operational and financial activities of the Company generally;
  fluctuations in foreign currency exchange rates, business prospects and opportunities;
  the regulatory framework governing intellectual property in the jurisdictions in which the Company will conduct its business and any other jurisdictions in which the Company may conduct its business in the future;
  trade secrets, know-how, contractual provisions and confidentiality procedures to protect its intellectual property rights;
  the Company's ability to comply with the regulatory bodies governing its activities;
  future capital expenditures to be made by the Company;
  current and future sources of funding for capital programs and the Company's ability to obtain financing on acceptable terms;
  the impact of competition on the Company;
  the impact of SARS-CoV-2, the COVID-19 pandemic and other future viruses;
  the conflict in Eastern Europe;
  political developments and/or instability;
  changes in law; and
  anticipated and unanticipated costs.

Purchasers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management's expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus or in any document incorporated by reference herein. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statement. Investors should read this entire Prospectus, including the Annual Information Form, and each applicable Prospectus Supplement, and consult their own professional advisers to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus is determined using IFRS as issued by the International Accounting Standards Board, which differs from United States generally accepted accounting principles.

EXEMPTION

Pursuant to a decision of the Autorité des marchés financiers dated April 14, 2022, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market distribution". This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market distribution") be translated into French if the Company offers Securities to Québec purchasers in connection with an offering of Securities other than in relation to an "at-the-market distribution".

TRADEMARKS AND SERVICE MARKS

This Prospectus includes trademarks, trade names and service marks which are protected under applicable intellectual property laws for use in connection with the operation of our business, and which are the property of the Company. All other trade names, trademarks or service marks appearing in this prospectus that are not identified as marks owned by us are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may be listed without the ®, (TM) and (sm) symbols, however, we will assert, to the fullest extent under applicable law, our applicable rights in these trademarks, service marks and trade names.

MARKETING MATERIALS

Any template version of marketing materials (as such terms are defined in National Instrument 41-101 - General Prospectus Requirements) that are utilized in connection with the distribution of Securities will be filed under the Company's profile on SEDAR. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

DOCUMENTS FILED AS PART OF THE REGISTRATION SYSTEM

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network; (3) powers of attorney from certain of the Company's directors and officers; and (4) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").

AVAILABLE INFORMATION

The Company is subject to the information reporting requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with the securities commission or similar regulatory authority in each of the provinces of Canada on SEDAR at www.sedar.com. The reports and other information filed and furnished by the Company with the SEC can be inspected on the SEC's website at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Michelle Ressler, Chief Financial Officer and Corporate Secretary of the Company, at 133 Richmond Street West, Suite 302, Toronto, Ontario, M5H 2L3, telephone 646-469-7107, and are also available electronically on SEDAR or at www.sec.gov/edgar.shtml ("EDGAR"). The filings of the Company through SEDAR and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents of the Company filed with the securities commissions or similar authorities in Canada are incorporated by reference in this Prospectus:

1. the annual information form of the Company dated March 18, 2022 (the "Annual Information Form") in respect of the fiscal year ended December 31, 2021;

2. the audited consolidated statements of financial positions the Company and the notes thereto as at and for the fiscal years ended December 31, 2021 and 2020, together with the auditor's report thereon (the "Annual Financial Statements");

3. the management's discussion and analysis of the Company for the fiscal years ended December 31, 2021 and 2020 (the "Annual MD&A");

4. the material change report of the company dated January 28, 2022 regarding the Company's acquisition of the issued and outstanding equity interests of Expetitle, Inc ("Expetitle"); and

5. the management information circular dated March 17, 2021, in respect of the Company's 2021 annual general meeting held on April 20, 2021.

Any document of the type referred to in Section 11.1 of Form 44-101F1 - Short Form Prospectus Distributions filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished by the Company to the SEC pursuant to the Exchange Act, after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of Form 6-K and Form 8-K, only if and to the extent set forth therein). The Company may also incorporate other information filed with or furnished to the SEC under the Exchange Act, provided that information included in any report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not constitute a part of this Prospectus except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon our filing of a new annual information form and the related annual financial statements and management's discussion and analysis with applicable securities regulatory authorities during the duration of this Prospectus, the previous annual information form, the previous annual financial statements and management's discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of our Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis and any material change report being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered hereunder and thereunder.

CURRENCY PRESENTATION

Unless otherwise indicated, all dollar amounts in this Prospectus any Prospectus Supplement are expressed in Canadian dollars.

THE COMPANY

The Real Brokerage Inc. is a company existing under the laws of the Business Corporations Act (British Columbia). The Company's head office is located at 133 Richmond Street West, Suite 302, Toronto, Ontario, M5H 2L3, Canada and its registered office is located at 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, British Columbia, V6C 2B5, Canada.

Summary of the Business

The Company uses its proprietary mobile app, as well as other technology platforms to distribute its real estate brokerage services and ancillary services thereto. Real's main website, used to recruit agents and teams is www.joinreal.com. Real does not maintain physical locations (unless required by local laws) and the Company delivers support, training, transaction management, marketing and other services to its agents and brokers through a combination of proprietary technology and integration with third party tools.

Real operates over the internet through (a) a proprietary mobile application provided to its agents, (b) its website and (c) agents' personal websites to provide real estate brokerage services. Home buyers can use Real's website to search real time property listings across the jurisdictions that Real serves. Sellers can use Real's website to find an agent for the purpose of listing their homes. Home buyers and sellers have access to a large network of real estate agents, brokers and teams affiliated with Real. Those real estate professionals leverage the services and technology provided by Real to serve and represent home buyers and sellers and bring real estate transactions to a successful close.

Inter-Corporate Relationships

The Company has 19 subsidiaries. The following diagram illustrates the current corporate structure of the Company and its material subsidiaries including jurisdictions of incorporation and the percentage of voting securities beneficially owned, directly or indirectly, by the Company:

Recent Developments

Real acquired of 100% of the issued and outstanding equity interests of Expetitle pursuant to a stock purchase agreement dated January 20, 2022 (the "Expetitle Transaction"). The aggregate purchase price for the Expetitle Transaction was aggregate cash consideration of US$8.232 million, with US$7.432 million payable in cash at the closing of the Expetitle Transaction and US$0.8 million subject to escrow, that will be released January 20, 2023, upon the satisfaction or waiver of certain terms and conditions.

COVID-19 Pandemic

The outbreak of the novel coronavirus, commonly referred to as "COVID-19", has spread throughout North America and Europe, causing companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions. While these effects are expected to be temporary, the duration of the business disruptions internationally and their impacts on the Company cannot be reasonably estimated at this time.

As of the date of this Prospectus, the Company has successfully continued operations under COVID-19 protocols. COVID-19 has not resulted in any material delays in the development or sales of our products. The Company is not currently experiencing any significant delays or interruptions in service or product delivery. The Company's workforce has successfully transitioned to working remotely during COVID-19. The Company has been able to operate relatively unaffected by the COVID-19 pandemic. The most notable impact has been that certain business development pursuits have taken longer to complete as international travel restrictions have hindered the performance and attendance of live product demonstrations, particularly for the Company's newer products.

The Company cautions that it is impossible to fully anticipate or quantify the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly evolving. The extent to which COVID-19 impacts the Company's results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken by governments to contain it or treat its impact, including shelter in place directives, which, if extended, may impact the economies in which the Company now operates, or may in the future operate, key markets into which the Company delivers services and the real estate market generally.

For additional information, see also "Risk Factors - Implications of the COVID-19 Pandemic".

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material changes, and the effect of such material changes, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to each Prospectus Supplement.

The Company's consolidated capitalization as at December 31, 2021 and as at April 26, 2022 are set out in the following table:

	December 31, 2021 (audited)	April 26, 2022 (unaudited)
Share Capital	Unlimited common shares	Unlimited common shares
Common Shares	178,242,429	178,289,317
Warrants	184,227	184,227
Options	22,287,000	23,049,006
Restricted Share Units	4,071,021	7,511,856

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of Securities for working capital requirements or for other general corporate purposes. Each applicable Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities by the Company. Notwithstanding the above, the Company's management has broad discretion in the application of proceeds of an offering of Securities. On the basis of results obtained or for other sound business reasons, the Company may re-allocate funds as required. Accordingly, the Company's actual use of proceeds may vary significantly from any proposed use of proceeds disclosed in any applicable Prospectus Supplement. See "Risk Factors - Discretion in the Use of Proceeds".

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares. As at April 26, 2022, the Company had 178,289,317 Common Shares issued and outstanding.

Holders of Common Shares are entitled to dividends if, as and when declared by the board of directors of the Company, to receive notice of and one vote per Common Share at meetings of shareholders and, upon liquidation, dissolution or winding up of the Company, to share rateably in such assets of the Company as are distributable to the holders of Common Shares.

Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of such agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada and the United States after it has been entered into by the Company.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

  the designation of the Warrants;

  the aggregate number of Warrants offered and the offering price;

  the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  the exercise price of the Warrants;

  the dates or periods during which the Warrants are exercisable;

  the designation and terms of any securities with which the Warrants are issued;

  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

  any minimum or maximum amount of Warrants that may be exercised at any one time;

  whether such Warrants will be listed on any securities exchange;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  certain material Canadian and United States tax consequences of owning the Warrants; and

  any other material terms and conditions of the Warrants.

Units

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit; thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any Unit agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

  the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

  certain material Canadian and United States tax consequences of owning the Securities comprising the Units; and

  any other material terms and conditions of the Units.

Debt Securities

The Debt Securities will be senior or subordinated unsecured indebtedness of the Company as described in the relevant Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company, from time to time issued and outstanding, which is not subordinated.

If the Debt Securities are subordinated indebtedness, they will rank equally and rateably with all other subordinated Debt Securities from time to time issued and outstanding. In the event of the insolvency or winding-up of the Company, the subordinated Debt Securities will be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Any convertible or exchangeable Debt Securities will be convertible or exchangeable only for other securities of the Company.

In conformity with applicable laws of Canada and the United States, for all bonds and notes of companies that are publicly offered, the Debt Securities will be governed by a document called an "indenture". There will be a separate indenture for the senior Debt Securities and the subordinated Debt Securities. An indenture is a contract between a financial institution, acting on your behalf as trustee of the Debt Securities offered, and us. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us. The aggregate principal amount of Debt Securities that may be issued under each indenture is unlimited. A copy of the form of each indenture to be entered into in connection with offerings of Debt Securities will be filed with the applicable securities regulatory authorities in Canada when it is entered into. A copy of any indenture or supplement thereto entered into by us will be filed with securities regulatory authorities and will be available on our profile on SEDAR.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as SOFR, EURIBOR or a United States federal funds rate.

Selected provisions of the Debt Securities and the indenture(s) under which such Debt Securities will be issued are summarized below. This summary is not complete. The statements made in this Prospectus relating to any indenture and Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable indenture. The indentures will not limit the amount of Debt Securities that we may issue thereunder. We may issue Debt Securities from time to time under an indenture in one or more series by entering into supplemental indentures or by our board of directors or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. Those terms may include some or all of the following:

  the designation, aggregate principal amount and authorized denominations of such Debt Securities;

  the indenture under which such Debt Securities will be issued and the trustee(s) thereunder;

  the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

  whether such Debt Securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

  the percentage of the principal amount at which such Debt Securities will be issued;

  the date or dates on which such Debt Securities will mature;

  the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

  the dates on which any such interest will be payable and the record dates for such payments;

  any redemption term or terms under which such Debt Securities may be defeased;

  whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  the place or places where principal, premium and interest will be payable;

  the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;

  the securities exchange(s) on which such series of Debt Securities will be listed, if any;

  any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

  any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

  governing law;

  any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;

  if other than the Company or the trustee, the identity of each registrar and/or paying agent;

  if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;

  if the Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;

  if the Debt Securities are to be convertible or exchangeable into other securities of the Company, the terms and procedures for the conversion or exchange of the Debt Securities into other securities; and

  any other specific terms of the Debt Securities of such series, including any events of default or covenants.

Subscription Receipts

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with the relevant securities regulatory authorities in Canada after the Company has entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

  the number of Subscription Receipts;

  the price at which the Subscription Receipts will be offered;

  the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

  the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

  the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

PLAN OF DISTRIBUTION

General

The Company and Selling Securityholders may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of US$200,000,000 in Securities hereunder.

The Securities may be sold by us, and in the case of Common Shares, by Selling Securityholders, (i) directly pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents. The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to us and any other material terms of the plan of distribution (including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our Securities offered by that Prospectus Supplement.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the TSXV, NASDAQ, or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Sales of Securities under an "at-the-market distribution", if any, will be made pursuant to an accompanying Prospectus Supplement. Sales of Securities under any "at-the-market" program will be made in transactions that are "at-the-market distributions" as defined in NI 44-102. The volume and timing of any "at-the-market distributions" will be determined at the Company's sole discretion.

No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities or securities of the same class as the Securities distributed under the "at-the-market distribution", including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company and/or the Selling Securityholders, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any such compensation that they receive from the Company or Selling Securityholders, and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, subject to applicable laws and other than an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the offered Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Warrants, Units and Debt Securities may be sold and purchasers may not be able to resell the Subscription Receipts, Warrants, Units and Debt Securities purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Subscription Receipts, Warrants, Units and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Warrants, Units and Debt Securities and the extent of issuer regulation. See "Risk Factors".

Secondary Offering

This Prospectus may from time to time relate to the secondary offering of Common Shares by Selling Securityholders.

Selling Securityholders may sell all or a portion of the Common Share beneficially owned by them and offered hereby from time to time directly or through one or more underwriters or agents. Unless the Company otherwise agrees or is bound, Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions incurred in connection with sales of their Securities through underwriters and agents. The Securities may be sold from time to time in one or more transactions at a fixed price or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to such prevailing market prices or at negotiated prices, which prices may vary as between purchasers and during the period of distribution of the Securities.

The Prospectus Supplement for or including any secondary offering of Securities by a Selling Securityholder will include the following information:

  the names of the Selling Securityholders;
  the number of securities of the Company owned, controlled or directed by each Selling Securityholder;
  the number of Securities being distributed for the account of each Selling Securityholder;
  the number of securities of the Company of any class to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number represents of the total number of securities of that class outstanding;
  whether the securities referred to in each of the three preceding paragraphs are owned by the Selling Securityholder both of record and beneficially, of record only, or beneficially only;
  if the Selling Securityholder acquired the offered Securities in the two years preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the offered Securities;
  if the Selling Securityholder acquired the offered Securities in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on an average cost per Security basis; and
  all other information that is required to be included in the applicable Prospectus Supplement.

Offerings in the United States

Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities to, or for the account or benefit of, persons within the United States or U.S. Persons (as defined in Regulation S under the U.S. Securities Act). Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold to, or for the account or benefit of, persons within the United States or U.S. Persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities to, or for the account or benefit of, persons within the United States or U.S. Persons, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.

In addition, until 40 days after the commencement of an offering of Securities under any applicable Prospectus Supplement, an offer or sale of Securities within the United States by any dealer (whether or not participating in the offering of Securities) may violate the registration requirements of the U.S. Securities Act if such offer is made otherwise than in reliance on an exemption from the registration requirements of the U.S. Securities Act.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

PRIOR SALES

Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Information regarding trading price and volume of the Securities will be provided as required for all of the Company's issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is subject to United States federal taxation. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company's business and present stage of development. Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described below and under the heading "Risk Factors" in the Annual Information Form and under the heading "Risks and Uncertainties in the Annual MD&A, and any other risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the Annual Information Form, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operation. The Company cannot assure purchasers that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the Annual Information Form, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Implications of the COVID-19 Pandemic

The ongoing global outbreak of COVID-19 has resulted in governments worldwide enacting emergency measures to protect against the spread of the virus. These measures, which include, among other things, limitations on travel, self-imposed quarantine periods and social distancing measures, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of any government and/or central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact that they could have on the financial results and condition of the Company and its operating subsidiaries in future periods.

Global pandemics (like the COVID-19 pandemic) and other public health threats, or a fear thereof, could adversely impact our production operations, sales efforts, lead to labour shortages, and severely impact supply chain logistics including travel and shipping disruptions and shutdowns (including as a result of government regulation and prevention measures) affecting production and delivery of the inputs and materials we need to operate and deliver our products to customers. It is unknown whether and how the Company may be affected if such an occurrence persists for an extended period of time but we anticipate that it would have a material adverse effect on our business, operating results and financial performance. In addition, the Company may also be required to incur additional expenses and/or delays relating to such events which could have a further negative impact on our business, operating results and financial performance. The Company is actively addressing the risks to its business from COVID-19 through a broad range of measures throughout its structure and is re-assessing its response to the COVID-19 pandemic on an ongoing basis. For additional information see, "The Company - Recent Developments - COVID-19 Pandemic".

Risks Related to the Offering

An Investment in the Securities is Speculative

An investment in the Securities and the Company's prospects generally, are speculative due to the risky nature of its business and the present state of its development. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading "Risk Factors" in the Annual Information Form.

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of its securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company's sole discretion.

Management will have discretion concerning the use of proceeds as described in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company's results of operations may suffer.

Additional Financing

The continued development of the Company will require additional financing. There is no guarantee that the Company will be able to achieve its business objectives, including with respect to the expansion of its product offerings, completing future acquisitions, and entering into new markets. The Company intends to fund its business objectives by way of additional offerings of equity and/or debt financing as well as through anticipated positive cash flow from operations in the future. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution.

Volatile Market Price of the Common Shares

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company's control. This volatility may affect the ability of holders of such securities to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company's operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts' estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by government and regulatory authorities, the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Company's securities may decline even if the Company's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company's operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Risk Factors Related to Dilution

The Company may issue additional Common Shares or securities that are convertible or exchangeable into Common Shares in the future, which may dilute a shareholder’s holdings in the Company. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of further issuances. Moreover, additional Common Shares will be issued by the Company on the exercise of options under the Company’s stock option plan, the settlement of restricted share units under the Company’s restricted share unit plan and upon the exercise of any issued and outstanding common share purchase warrants.

Market for Securities

There is currently no market through which the Securities, other than the Common Shares, may be sold. As a consequence, purchasers may not be able to resell the Warrants, Units, Debt Securities or Subscription Receipts purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained. Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Company will continue to meet the listing requirements of the TSXV, Nasdaq or any other public stock exchange.

Profitability

There is no assurance that the Company will earn profits in the future, or that profitability will be sustained. The Company's industry requires significant financial resources, and there is no assurance that future revenues will be sufficient to generate the funds required to continue the Company's business development and commercial activities. If the Company does not have sufficient capital to fund its operations, it may be required to reduce its research and development efforts or in the future reduce its marketing efforts or forego certain business opportunities.

Debt Securities

The Debt Securities may be unsecured and will rank equally in right of payment with all of the Company's other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of the Company's existing and future secured debt to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

PROMOTERS

The Company does not have any "promoters" as the term is contemplated under applicable corporate and securities laws.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Securities will be passed upon by Gowling WLG (Canada) LLP on behalf of the Company. As at the date hereof, the designated professionals of Gowling WLG (Canada) LLP, as a group, beneficially own, directly or indirectly, less than one percent of the securities of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network (the "Auditor"), whose principal office is located at Azrieli Center, Derech Menachem Begin 132, Tel Aviv, Israel, 6701101, are the auditors of the Company and have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, Israel and any applicable legislation or regulations.

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc. with an office located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES

The Company is a corporation existing under the Business Corporations Act (British Columbia). Certain of our directors and officers, and all of the experts named in this Prospectus, are resident outside the United States, and all or a substantial portion of their assets, and a majority of the Company's assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for U.S. investors to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

You should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against us or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against us or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws.

The Company filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, NY 10168; telephone 1-800-221-0102, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser's statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers of the Securities with the right to withdraw from an agreement to purchase the Securities, which right may be exercised within two business days after receipt or deemed receipt of this Prospectus, the accompanying Prospectus Supplement and any amendment relating to the Securities purchased by a purchaser. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation or are not sent or delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

Original purchasers of Securities under this Prospectus (as supplemented or amended) that are convertible, exchangeable or exercisable securities will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of any Securities, the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of the Securities under this Prospectus (as supplemented or amended).

Purchasers of securities distributed under an "at-the-market distribution" by the Company do not have the right to withdraw from an agreement to purchase the securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, a Prospectus Supplement, and any amendment relating to the securities purchased by such purchaser because the Prospectus, a Prospectus Supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

Any remedies under securities legislation that a purchaser of securities distributed under an "at-the-market distribution" by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, a Prospectus Supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the Prospectus or a Prospectus Supplement. A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

In an offering of Securities, to the extent such securities are convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus (as supplemented or amended) is limited, in certain provincial and territorial securities legislation, to the price at which the Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories of Canada, if the purchaser pays additional amounts upon conversion, exchange or exercise, as applicable, of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories of Canada. The purchaser should refer to any applicable provisions of applicable provincial or territorial securities legislation for the particulars of this right of action for damages or consult with a legal advisor.

CERTIFICATE OF THE COMPANY

Dated: April 26, 2022

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of a particular distribution of securities under the prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement as required by the securities legislation of each of the provinces and territories of Canada.

s/ “Tamir Poleg”	s/ “Michelle Ressler”
Tamir Poleg Chief Executive Officer	Michelle Ressler Chief Financial Officer

On behalf of the Board of Directors

s/ “Larry Klane”	s/ “Atul Malhotra Jr.”
Larry Klane Director	Atul Malhotra Jr. Director

C-1

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the "Act").

Under Section 160 of the Act, a company may, subject to Section 163 of the Act:

(a) indemnify an individual who:

(i) is or was a director or officer of the company;

(ii) is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of the company; or (B) at the company's request; or

(iii) at the company's request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

including, subject to certain specified exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b) after final disposition of an eligible proceeding (defined below), pay the expenses (defined below) actually and reasonably incurred by an eligible party in respect of that proceeding, where, under Part 5, Division 5 of the Act:

(i) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(ii) "eligible proceeding" means a proceeding (defined below) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(iii) "expenses" includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

(iv) "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (a) has not been reimbursed for those expenses; and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Under Section 162 of the Act, and subject to Section 163 of the Act, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that a company must not make such payments unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, a company must not indemnify an eligible party or pay the expenses of an eligible party in respect of the foregoing, if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must neither indemnify the eligible party nor pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, Section 164 of the Act provides that, on application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d) order the Corporation to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

(e) make any other order the court considers appropriate.

Section 165 of the Act provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Under its Articles, and subject to the Act, the Registrant must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the above terms.

Under the Registrant's Articles, subject to any restrictions in the Act, the Registrant may indemnify any person. The Registrant has entered into indemnity agreements with certain of the its directors and officers.

Pursuant to the Registrant's Articles, the failure of a director, alternate director or officer of the Registrant to comply with the Act or the Registrant's Articles, or, if applicable, any former Companies Act or former Articles of the Registrant, does not invalidate any indemnity to which he or she is entitled under the Registrant's Articles.

Under the Registrant's Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

  is or was a director, alternate director, officer, employee or agent of the Registrant;
  is or was a director, alternate director, officer, employee or agent of a corporation at a time when such corporation is or was an affiliate of the Registrant;
  at the Registrant's request, is or was, a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;
  at the Registrant's request, holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

4.1

The Registrant's Annual Information Form for the fiscal year ended December 31, 2022 (incorporated by reference to Exhibit 99.1 of the registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on March 18, 2022) (File No. 001-40442)

4.2

Audited Consolidated Financial Statements for the fiscal years ended December 31, 2021 and 2020, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.2 of the registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on March 18, 2022) (File No. 001-40442)

4.3

Management's Discussion and Analysis for the years ended December 31, 2021 and 2020 (incorporated by reference to Exhibit 99.3 of the registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on March 18, 2022) (File No. 001-40442)

4.4

Material change report dated January 28, 2022 regarding the Company's acquisition of the issued and outstanding equity interests of Expetitle, Inc ("Expetitle") (incorporated by reference to Exhibit 99.1 of the registrant's Report on Form 6-K filed with the Commission on April 7, 2022) (File No. 001-40442)

4.5

Management information circular of the Company dated March 17, 2021, in respect of the Company's 2021 annual general meeting held on April 20, 2021 (incorporated by reference to Exhibit 99.73 of the registrant's Registration Statement on Form 40-F filed with the Commission on May 25, 2021) (File No. 001-40442)

5.1	Consent of Brightman Almagor Zohar & Co.
5.2	Consent of Gowling WLG
6.1	Powers of Attorney (included on the signature page of this Registration Statement)
7.1	Form of Indenture
107	Filing Fee Table

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.   Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.   Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arsuf, Country of Israel on April 26, 2022.

THE REAL BROKERAGE INC.

By: /s/ Tamir Poleg
Name: Tamir Poleg

Title: Chief Executive Officer

 POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tamir Poleg and Michelle Ressler, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on April 26, 2022.

Signature	Title

/s/ Tamir Poleg	Chief Executive Officer (Principal Executive Officer)
Tamir Poleg

/s/ Michelle Ressler	Chief Financial Officer (Principal Financial Officer)
Michelle Ressler

/s/ Katharine Mobley	Chief Marketing Officer
Katharine Mobley

/s/ Raj Naik	Chief Operating Officer
Raj Naik

/s/ Guy Gamzu	Director
Guy Gamzu

/s/ Larry Klane	Director
Larry Klane

/s/ Laurence Rose	Director
Laurence Rose

/s/ Atul Malhotra, Jr.	Director
Atul Malhotra, Jr.

/s/ Vikki Bartholomae	Director
Vikki Bartholomae

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on April 26, 2022.

By:	Cogency Global Inc.

/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.